Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor / Media Contact:
Mel Stephens
(248) 447-1624
Investor Contact:
Ed Lowenfeld
(248) 447- 4380

Lear Reports Improved Third Quarter

Financial Results and Increases 2011 Outlook

SOUTHFIELD, Michigan, October 28, 2011 — Lear Corporation [NYSE: LEA], a leading global supplier of automotive seating and electrical power management systems, today reported improved financial results for the third quarter and updated its full year 2011 outlook. Third quarter highlights include:

•	Net sales of $3.5 billion, up 23% from a year ago

•	Core operating earnings of $178 million, up 19% from a year ago

•	9th consecutive quarter of year-over-year earnings improvement

•	Free cash flow of $64 million

•	Diluted net income per share of $0.95

•	Increased full year 2011 outlook for sales, core operating earnings and free cash flow

Business Conditions

In the third quarter, global industry production increased 6% from a year ago, reflecting production increases in most major automotive markets in the world. Production in North America, Europe and China was up 6%, 3% and 10%, respectively.

“Our positive momentum continued in the third quarter as our sales increased at a faster pace than industry production and we achieved our 9th consecutive quarter of improved earnings,” said Matt Simoncini, Lear’s president and chief executive officer. “We are continuing to invest in strengthening and growing our core businesses with an emphasis on increasing our component capabilities in emerging markets. Our strong financial position allows us to strengthen our competitive position while returning cash to our shareholders.”

(more)

Third Quarter 2011 Financial Results

For the third quarter of 2011, Lear reported net sales of $3.5 billion, pretax income of $139.1 million, including restructuring costs and other special items of $16.6 million, and diluted net income per share of $0.95. Income before interest, other expense, income taxes, restructuring costs and other special items (core operating earnings) was $177.9 million. This compares with net sales of $2.8 billion, pretax income of $103.9 million, including restructuring costs and other special items of $30.2 million, and core operating earnings of $149.5 million in the third quarter of 2010. A reconciliation of core operating earnings to pretax income, as determined in accordance with accounting principles generally accepted in the United States (GAAP), is provided in the attached supplemental data pages.

In the Seating segment, net sales were up 22% to $2.7 billion, primarily driven by the addition of new business, the positive impact of foreign exchange and increased production on key platforms. Operating earnings increased from last year, primarily reflecting the increase in sales and operating performance improvements partially offset by customer pricing and higher launch and commodity costs.

In the Electrical Power Management Systems segment, net sales grew by 26% to $772.2 million, primarily driven by increased production on key platforms, the addition of new business and the positive impact of foreign exchange. Operating earnings and margins improved from last year, primarily reflecting the increase in sales and operating efficiencies offset in part by customer pricing and higher launch and commodity costs.

In the third quarter of 2011, free cash flow was $64.1 million, and net cash provided by operating activities was $155.6 million. A reconciliation of free cash flow to net cash provided by operating activities, as determined in accordance with GAAP, is provided in the attached supplemental data pages.

During the third quarter, Lear repurchased 2.1 million shares of its common stock for a total of $94 million and paid a dividend of $0.125 per share.

Full Year 2011 Financial Outlook

Lear’s 2011 outlook is based on industry vehicle production of 12.9 million units in North America, up 2% from the prior outlook, and 18.1 million units in Europe, up 1% from the prior outlook. Lear’s financial guidance is based on an average full year exchange rate of $1.40/Euro, unchanged from the prior outlook.

Lear expects 2011 net sales in the range of $13.8 to $14.1 billion, up from our prior outlook, primarily reflecting higher industry production. We have increased our outlook for core operating earnings to a range of $760 to $790 million. Our interest expense outlook for 2011 is approximately $40 million, down $5 million from our prior outlook.

Pretax income before restructuring costs and other special items is estimated to be in the range of $710 to $740 million, up from the prior outlook, reflecting higher core operating earnings and lower interest expense partially offset by an increase in other expense. Tax expense, excluding the impact of restructuring costs and other special items, is expected to be approximately $140 million, $5 million higher than the prior outlook. Adjusted net income attributable to Lear is expected to be in the range of $540 to $570 million, and adjusted diluted net income per share (adjusted earnings per share) is expected to be in the range of $5.05 to $5.35 per share, both up from the prior outlook.

The 2011 outlook for pretax operational restructuring costs of $100 million, depreciation and amortization of $260 million and capital spending of $325 million remain unchanged from the prior outlook. Free cash flow for 2011 is expected to be approximately $435 million, up $10 million from the prior outlook, primarily reflecting the increased earnings.

Webcast Information

Lear will webcast a conference call to review the Company’s third quarter 2011 financial results and related matters on Friday, October 28, 2011, at 9:00 a.m. Eastern Daylight Time, through the Investor Relations link at http://www.lear.com. In addition, the conference call can be accessed by dialing 1-800-789-4751 (domestic) or 1-973-200-3975 (international). The audio replay will be available two hours following the call at 1-855-859-2056 (domestic) or 1-404-537-3406 (international) and will be available until November 10, 2011, with a Conference I.D. of 12318548.

Non-GAAP Financial Information

In addition to the results reported in accordance with GAAP included throughout this press release, the Company has provided information regarding “income before interest, other expense, income taxes, restructuring costs and other special items (core operating earnings),” “pretax income before restructuring costs and other special items,” “adjusted net income attributable to Lear,” “adjusted diluted net income per share attributable to Lear (adjusted earnings per share),” “tax expense excluding impact of restructuring costs and other special items” and “free cash flow” (each, a non-GAAP financial measure). Other expense includes, among other things, equity in net income of affiliates, non-income related taxes, foreign exchange gains and losses, gains and losses related to certain derivative instruments and hedging activities and gains and losses on the sales of assets. Adjusted net income attributable to Lear and adjusted earnings per share represent net income attributable to Lear and diluted net income per share attributable to Lear, respectively, adjusted for restructuring costs and other special items, including the tax effect thereon, and other discrete tax items. Free cash flow represents net cash provided by operating activities less capital expenditures.

Management believes the non-GAAP financial measures used in this press release are useful to both management and investors in their analysis of the Company’s financial position and results of operations. In particular, management believes that core operating earnings, pretax income before restructuring costs and other special items, adjusted net income attributable to Lear, adjusted earnings per share and tax expense excluding impact of restructuring costs and other special items are useful measures in assessing the Company’s financial performance by excluding certain items that are not indicative of the Company’s core operating performance or that may obscure trends useful in evaluating the Company’s continuing operating activities. Management also believes that these measures are useful to both management and investors in their analysis of the Company’s results of operations and provide improved comparability between fiscal periods. Management believes that free cash flow is useful to both management and investors in their analysis of the Company’s ability to service and repay its debt. Further, management uses these non-GAAP financial measures for planning and forecasting future periods.

Core operating earnings, pretax income before restructuring costs and other special items, adjusted net income attributable to Lear, adjusted earnings per share, tax expense excluding impact of restructuring costs and other special items and free cash flow should not be considered in isolation or as a substitute for pretax income, net income attributable to Lear, diluted net income per share attributable to Lear, cash provided by operating activities or other statement of operations or cash flow statement data prepared in accordance with GAAP or as a measure of profitability or liquidity. In addition, the calculation of free cash flow does not reflect cash used to service debt and, therefore, does not reflect funds available for investment or other discretionary uses. Also, these non-GAAP financial measures, as determined and presented by the Company, may not be comparable to related or similarly titled measures reported by other companies.

For reconciliations of non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP, see the attached supplemental data pages which, together with this press release, have been posted on the Company’s website through the investor relations link at http://www.lear.com.

Given the inherent uncertainty regarding special items and other expense in any future period, a reconciliation of forward-looking financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP is not feasible. The magnitude of these items, however, may be significant.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding anticipated financial results and liquidity. The words “will,” “may,” “designed to,” “outlook,” “believes,” “should,” “anticipates,” “plans,” “expects,” “intends,” “estimates,” “forecasts” and similar expressions identify certain of these forward-looking statements. The Company also may provide forward-looking statements in oral statements or other written materials released to the public. All such forward-looking statements contained or incorporated in this press release or in any other public statements which address operating performance, events or developments that the Company expects or anticipates may occur in the future, including, without limitation, statements related to business opportunities, awarded sales contracts, sales backlog and ongoing commercial arrangements, or statements expressing views about future operating results, are forward-looking statements. Actual results may differ materially from any or all forward-looking statements made by the Company. Important factors, risks and uncertainties that may cause actual results to differ materially from anticipated results include, but are not limited to, general economic conditions in the markets in which the Company operates, including changes in interest rates or currency exchange rates; the financial condition and restructuring actions of the Company’s customers and suppliers; changes in actual industry vehicle production levels from the Company’s current estimates;

fluctuations in the production of vehicles or the loss of business with respect to, or the lack of commercial success of, a vehicle model for which the Company is a significant supplier; disruptions in the relationships with the Company’s suppliers; labor disputes involving the Company or its significant customers or suppliers or that otherwise affect the Company; the outcome of customer negotiations and the impact of customer-imposed price reductions; the impact and timing of program launch costs and the Company’s management of new program launches; the costs, timing and success of restructuring actions; increases in the Company’s warranty, product liability or recall costs; risks associated with conducting business in foreign countries; competitive conditions impacting the Company and its key customers and suppliers; the cost and availability of raw materials, energy, commodities and product components and the Company’s ability to mitigate such costs; the outcome of legal or regulatory proceedings to which the Company is or may become a party; the impact of pending legislation and regulations or changes in existing federal, state, local or foreign laws or regulations; unanticipated changes in cash flow, including the Company’s ability to align its vendor payment terms with those of its customers; limitations imposed by the Company’s existing indebtedness and the Company’s ability to access capital markets on commercially reasonable terms; impairment charges initiated by adverse industry or market developments; the Company’s ability to execute its strategic objectives; changes in discount rates and the actual return on pension assets; costs associated with compliance with environmental laws and regulations; developments or assertions by or against the Company relating to intellectual property rights; the Company’s ability to utilize its net operating loss, capital loss and tax credit carryforwards; the impact of any failure by the United States or any other country to satisfy its obligations, a downgrade (or the prospect of a downgrade) of credit ratings assigned to any such obligations and other similar developments relating to the global credit markets and economic conditions; the impact of pending and future governmental actions in the United States or any other country to address budget deficits through reductions in spending and/or revenue increases; and other risks described from time to time in the Company’s Securities and Exchange Commission filings. Future operating results will be based on various factors, including actual industry production volumes, commodity prices and the Company’s success in implementing its operating strategy.

Information in this press release relies on assumptions in the Company’s sales backlog. The Company’s sales backlog reflects anticipated net sales from formally awarded new programs net of lost and cancelled programs. The calculation of the sales backlog does not reflect customer price reductions on existing or newly awarded programs. The sales backlog may be impacted by various assumptions embedded in the calculation, including vehicle production levels on new programs, foreign exchange rates and the timing of major program launches. Sales backlog assumes volumes based on the most recent IHS Automotive production forecast and a Euro exchange rate of $1.40/Euro. For purposes of this press release, the sales backlog includes data for the full years 2011-2013.

The forward-looking statements in this press release are made as of the date hereof, and the Company does not assume any obligation to update, amend or clarify them to reflect events, new information or circumstances occurring after the date hereof.

Lear Corporation is one of the world’s leading suppliers of automotive seating and electrical power management systems. The Company’s world-class products are designed, engineered and manufactured by a diverse team of approximately 93,000 employees located in 35 countries. Lear’s headquarters are in Southfield, Michigan, and Lear is traded on the New York Stock Exchange under the symbol [LEA]. Further information about Lear is available on the internet at http://www.lear.com.

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Lear Corporation and Subsidiaries

Condensed Consolidated Statements of Income

(Unaudited; in millions, except per share amounts)

	Three Month Period Ended
	October 1, 2011	October 2, 2010
Net sales	$3,460.0	$2,820.3

Cost of sales	3,179.5	2,584.5
Selling, general and administrative expenses	114.9	110.0
Amortization of intangible assets	7.1	7.0
Interest expense	10.9	11.9
Other expense, net	8.5	3.0

Consolidated income before income taxes	139.1	103.9
Income taxes	31.0	5.4

Consolidated net income	108.1	98.5
Net income attributable to noncontrolling interests	7.4	3.2

Net income attributable to Lear	$100.7	$95.3

Diluted net income per share attributable to Lear	$0.95	$0.88

Weighted average number of diluted shares outstanding	105.8	108.2

Lear Corporation and Subsidiaries

Condensed Consolidated Statements of Income

(Unaudited; in millions, except per share amounts)

	Nine Month Period Ended
	October 1, 2011	October 2, 2010
Net sales	$10,648.0	$8,798.1

Cost of sales	9,697.5	8,014.7
Selling, general and administrative expenses	351.6	350.7
Amortization of intangible assets	21.1	20.3
Interest expense	24.9	44.2
Other expense, net	5.7	1.5

Consolidated income before income taxes	547.2	366.7
Income taxes	90.7	29.1

Consolidated net income	456.5	337.6
Net income attributable to noncontrolling interests	22.3	16.4

Net income attributable to Lear	$434.2	$321.2

Diluted net income per share attributable to Lear	$4.05	$2.97

Weighted average number of diluted shares outstanding	107.2	108.1

Lear Corporation and Subsidiaries

Condensed Consolidated Balance Sheets

(In millions)

	October 1, 2011	December 31, 2010
	(Unaudited)	(Audited)
ASSETS
Current:
Cash and cash equivalents	$1,676.5	$1,654.1
Accounts receivable	2,082.3	1,758.4
Inventories	708.9	554.2
Other	524.0	418.8

	4,991.7	4,385.5

Long-Term:
PP&E, net	1,058.1	994.7
Goodwill	632.0	614.6
Other	534.1	626.3

	2,224.2	2,235.6

Total Assets	$7,215.9	$6,621.1

LIABILITIES AND EQUITY
Current:
Short-term borrowings	$—	$4.1
Accounts payable and drafts	2,199.8	1,838.4
Accrued liabilities	1,042.8	976.0

	3,242.6	2,818.5

Long-Term:
Long-term debt	695.2	694.9
Other	534.9	538.9

	1,230.1	1,233.8

Equity	2,743.2	2,568.8

Total Liabilities and Equity	$7,215.9	$6,621.1

Lear Corporation and Subsidiaries

Supplemental Data

(Unaudited; in millions, except content per vehicle and per share amounts)

	Three Months Ended
	October 1, 2011	October 2, 2010
Net Sales
Europe	$1,306.0	$1,109.6
North America	1,254.2	1,009.0
Asia	589.6	447.4
Rest of World	310.2	254.3

Total	$3,460.0	$2,820.3

Content Per Vehicle *
Europe	$333	$292
North America	$404	$344

Free Cash Flow **
Net cash provided by operating activities	$155.6	$118.1
Capital expenditures	(91.5)	(38.9)

Free cash flow	$64.1	$79.2

Depreciation and Amortization	$63.5	$58.7

Core Operating Earnings **
Pretax income	$139.1	$103.9
Interest expense	10.9	11.9
Other expense, net	8.5	3.0
Restructuring costs and other special items -
Costs related to restructuring actions	9.3	26.7
Other	10.1	4.0

Core operating earnings	$177.9	$149.5

Adjusted Net Income Attributable to Lear **
Net income attributable to Lear	$100.7	$95.3
Restructuring costs and other special items -
Costs related to restructuring actions	8.7	26.7
Gain related to affiliate transaction	(1.9)	—
Other	9.8	3.5
Tax impact of special items and other net tax adjustments ***	(3.0)	(2.3)

Adjusted net income attributable to Lear	$114.3	$123.2

Weighted average number of diluted shares outstanding	105.8	108.2

Diluted net income per share attributable to Lear	$0.95	$0.88

Adjusted earnings per share	$1.08	$1.14

*	Content Per Vehicle for 2010 has been updated to reflect actual production levels.
**	See “Non-GAAP Financial Information” included in this press release.
***	Represents the tax effect of restructuring costs and other special items, as well as several discrete tax items. The identification of these tax items is judgmental in nature and their calculation is based on various assumptions and estimates.

Lear Corporation and Subsidiaries

Supplemental Data

(Unaudited; in millions, except content per vehicle and per share amounts)

	Nine Months Ended
	October 1, 2011	October 2, 2010
Net Sales
Europe	$4,356.2	$3,662.7
North America	3,730.8	3,031.0
Asia	1,655.7	1,332.7
Rest of World	905.3	771.7

Total	$10,648.0	$8,798.1

Content Per Vehicle *
Europe	$319	$280
North America	$387	$336

Free Cash Flow **
Net cash provided by operating activities	$516.5	$384.1
Capital expenditures	(247.7)	(115.3)

Free cash flow	$268.8	$268.8

Depreciation and Amortization	$189.3	$174.3

Diluted Shares Outstanding at end of quarter ***	104,454,910	108,275,014

Core Operating Earnings **
Pretax income	$547.2	$366.7
Interest expense	24.9	44.2
Other expense, net	5.7	1.5
Restructuring costs and other special items -
Costs related to restructuring actions	14.8	53.1
Other	17.9	11.9

Core operating earnings	$610.5	$477.4

Adjusted Net Income Attributable to Lear **
Net income attributable to Lear	$434.2	$321.2
Restructuring costs and other special items -
Costs related to restructuring actions	14.2	53.1
Gains related to affiliate transactions	(5.8)	—
Other	17.6	9.9
Tax impact of special items and other net tax adjustments ****	(23.0)	(35.9)

Adjusted net income attributable to Lear	$437.2	$348.3

Weighted average number of diluted shares outstanding	107.2	108.1

Diluted net income per share attributable to Lear	$4.05	$2.97

Adjusted earnings per share	$4.08	$3.22

*	Content Per Vehicle for 2010 has been updated to reflect actual production levels.
**	See “Non-GAAP Financial Information” included in this press release.
***	Calculated using stock price at end of quarter. Diluted shares outstanding at end of quarter for 2010 has been restated to reflect the two-for-one stock split.
****	Represents the tax effect of restructuring costs and other special items, as well as several discrete tax items. The identification of these tax items is judgmental in nature and their calculation is based on various assumptions and estimates.